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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): APRIL 19, 2005

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                                  CATUITY INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                     000-30045                 38-3518829
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


    2711 E. JEFFERSON AVE.
   DETROIT, MICHIGAN 48207                                (313)-567-4348
   (Address of principal                         (Registrant's telephone number,
     executive offices)                                including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01 REGULATION FD DISCLOSURE

The following press release was issued by the Company on April 19, 2005.

CATUITY FILES COMPLIANCE PLAN WITH NASDAQ

Plan Is Based On Pending Acquisition and Capital Raise

DETROIT, MI (Tuesday, April 19, 2005) -- Catuity Inc., (NASDAQ: CTTY, ASX: CAT) a provider of POS-focused solutions, including loyalty and gift card, today provided NASDAQ with its written plan to regain full compliance with NASDAQ's listing requirements.

As previously announced on April 7 in a Form 8-K filed with the U.S. Securities and Exchange Commission, NASDAQ notified the Company by letter that the Company was not in compliance at Dec. 31, 2004 with the Marketplace Rule requiring the Company to maintain shareholders' equity of at least $2,500,000.

Catuity said that the cornerstones of its plan to regain and sustain compliance with the shareholders' equity requirement are the closing of its previously announced acquisition of Loyalty Magic Pty Ltd and the completion of the associated capital raise.

Additionally, the Company said today that it has retained Donohoe Advisory Associates LLC, who has assisted the Company in the preparation of its definitive plan to present to NASDAQ. Donohoe provides consulting and investment banking services to public and private companies and specializes in advising on stock exchange regulatory matters. Donohoe Advisory is led by David A. Donohoe, Jr., the former Chief Counsel for the Listing Qualifications Department of The NASDAQ Stock Market, Inc. and is located in Rockville, MD. For more information, you may visit www.donohoeadvisory.com.

"The fact that we have retained a firm with the integrity and intimate knowledge that David Donohoe and Donohoe Advisory Associates has is a signal of our absolute intention to comply with all NASDAQ listing requirements and of our board's continuing commitment to leverage the value of our NASDAQ listing," said John Racine, President and CEO of Catuity Inc.

The Loyalty Magic acquisition and associated financing upon which the plan of compliance is based are scheduled to close following the Company's Annual General Meeting, which is expected to be held in the second quarter or early third quarter of this year.

Detailed information on the merger will be contained in the Company's preliminary proxy statement, which is expected to be filed with the U.S. Securities and Exchange Commission within approximately one week.

"While the outcome of our discussions with NASDAQ are not certain, management believes we have a compelling case for regaining full compliance as we execute our turnaround plan and move forward with the acquisition," said Mr. Racine. "We encourage shareholders to read the complete disclosure statements in our upcoming proxy."

ABOUT CATUITY INC.

Catuity Inc. delivers profits at the point of sale for its retail clients and their partners, including payments processors. The company provides loyalty processing services through a hosted solution that enables membership based loyalty programs and gift card programs to chain retailers in the U.S. and Canada. More information is available at the company's website at www.catuity.com.

In conjunction with the provisions of the "Safe Harbor" section to the Private Securities Litigation Reform Act of 1995, this release may contain forward-looking statements pertaining to future anticipated projected plans, performance and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates of future results and there


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can be no assurance that actual results will not materially differ from expectations. Further information on potential factors that could affect Catuity, Inc. is included in the Company's Form 10-K, which is filed with the US Securities & Exchange Commission. For more information, contact:



FOR MORE INFORMATION CONTACT:
Jack Lowry, CFO
jackl@catuity.com
1.313.567.4348, ext. 202



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               CATUITY INC.
                                               (Registrant)


                                       By /s/ John H. Lowry
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                                             John H. Lowry
                                             Senior Vice President,
                                             Chief Financial Officer & Secretary
Date:  April 19, 2005


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